Exhibit 10.3

AMENDMENT NO. 1 TO LAND LEASE

                                This Amendment No. 1 to Land Lease is made and entered into to be effective as of the 5th day of April, 2004 by and between COLUMBUS REGIONAL AIRPORT AUTHORITY (the “Authority”) and AIRNET SYSTEMS, INC. (“AirNet” or “Tenant”).

Preliminary Statements

A.                                   The Authority and AirNet have previously entered into that certain Land Lease at Rickenbacker International Airport dated as of January 20, 2004 (the “Lease”).

B.                                     The Authority and AirNet now desire to amend the Lease to (i) give AirNet additional time to complete construction of the Leasehold Improvements and (ii) to permit AirNet to construct a small portion of the Ramp located immediately adjacent to AirNet’s building.

                                Now, therefore, in consideration of the foregoing and other good and valuable consideration, the Authority and AirNet hereby covenant and agree as follows:

1.             Section I.K. of the Lease is hereby amended by deleting the words “twelve month” as they appear in the first line of the first paragraph of said Section and substituting therefor the words “eighteen month.”

2.             Section V.A. of the Lease is hereby amended by deleting the words “one-year” as they appear in the sixth line of the first paragraph of said Section and substituting therefor the words “eighteen months.”

3.             Section V.B. of the Lease is hereby amended by inserting the following paragraph after the second paragraph of said Section:

Tenant agrees to construct a portion of the Ramp immediately adjacent to its hangar (the “Apron Area”). The total length and width of the Apron Area will be agreed upon by the Authority and Tenant.  This will permit Tenant to install certain improvements (including radiant heating pipes) into the Apron Area to improve Tenant’s operation (the “Ramp Improvements”). Allowing Tenant to construct the Apron Area is for convenience of construction purposes only.  As with the remainder of the Ramp, the Apron Area will not be considered part of the Premises.  The Tenant, however, shall be responsible for any costs attributable to the installation, repair, maintenance, or replacement of the Ramp Improvements.  No delay in the construction of the Apron Area by the Tenant shall be attributable to the Authority.  The Ramp will be considered open and available to the Tenant when the Authority completes the remainder of the Ramp.  The Authority agrees to reimburse the Tenant the lesser of:  1) the actual cost incurred by Tenant in completing the construction of the Apron Area, minus the cost of the Ramp Improvements, or 2) an amount equal to the average per square foot cost the Authority incurred for the remainder of the Ramp times the number of square feet contained in the Apron Area.  Such reimbursement shall be made after completion of construction of the Apron Area and not later than 30 days following receipt by the Authority of a request therefor from Tenant, accompanied by evidence of (a) the cost incurred by Tenant in constructing the Apron Area and (b) the cost of the Ramp Improvements.

4.             The parties hereby ratify and confirm the Lease, as the same is modified and amended hereby, and agree to perform and observe all of their obligations and duties under the Lease, as the same is modified and amended hereby.

                                IN WITNESS WHEREOF, the parties have caused this first Amendment to Land Lease to be executed by their duly authorized officers to be effective as of the date first above written, regardless of the actual date of execution by either party.

COLUMBUS REGIONAL AIRPORT AUTHORITY

By:	/s/ Elaine Roberts
Elaine Roberts, President and CEO

AIRNET SYSTEMS, INC.

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, CEO

STATE OF OHIO

COUNTY OF FRANKLIN SS:

                The foregoing instrument was acknowledged before me this 14th day of April, 2004 by Elaine Roberts, President and CEO of the Columbus Regional Airport Authority, on behalf of the Authority.

/s/ Suzanne Pinkerton Bell
Notary Public
[Notary Seal]

STATE OF OHIO

COUNTY OF FAIRFIELD SS:

                The foregoing instrument was acknowledged before me this 5th day of April, 2004 by Joel E. Biggerstaff, CEO of AirNet Systems, Inc., an Ohio corporation, on behalf of the corporation.

/s/ Ann Mancuso
Notary Public
[Notary Seal]